EXHIBIT 10.2

INDEPENDENT CONTRACTOR AGREEMENT

THIS INDEPENDENT CONTRACTOR AGREEMENT (this “Agreement”) is made as of November 8, 2011 between Massive Dynamics, Inc, a Nevada Corporation (“MDI”), and Charles White, an individual (“Service Provider”).

Recitals:

A.

MDI desires to identify, acquire and develop sites for telecommunications towers (“Tower Sites”).

B.

Service Provider has expertise in identifying, acquiring and developing Tower Sites and desires to perform services related thereto for MDI.

Agreement:

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, MDI and Service Provider hereby agree as follows:

1.

Engagement.

Subject to the terms and conditions of this Agreement, MDI hereby engages Service Provider on an exclusive basis as an independent contractor, and not as an employee, to provide to MDI the Services (defined below) and Service Provider hereby accepts such engagement.  Service Provider is an independent contractor and not an agent of MDI and Service Provider shall take any action which would purport to bind MDI to any agreement.

2.

Tower Site Development Services.  Service Provider shall provide the following services to MDI at Service Provider’s sole cost and expense (collectively, the “Development Services”):

(a)

Site Identification.  Service Provider shall identify possible Tower Sites and provide MDI with a written report (a “Tower Site Report”) regarding the location and characteristics of each Tower Site identified by Service Provider.  Each Tower Site Report shall be in a form approved by MDI and shall include, among other things (i) site name designated by Service Provider; (ii) identity of the city and county in which the Tower Site is to be located together with the street address/911 address of the Tower Site, if available, and if not available, other information or documentation that shall permit MDI to identify the real property on which the Tower Site will be located; (iii) latitude and longitude of the Tower Site; (iv) the proposed height of the tower to be located on the Tower Site; (v) a list of prospective tenants which may have a need or an interest in co-locating, leasing or licensing space on the tower; and (vi) a competitive analysis of other existing or planned tower sites within a three-mile radius around the proposed Tower Site.  Upon MDI’s review of a Tower Site Report and any additional information that may be requested by MDI, MDI, in its sole discretion, shall provide a written notice to Service Provider authorizing Service Provider to commence with the Due Diligence (defined below) (a “Due Diligence Commencement Notice”) or notifying Service Provider that MDI does not desire to pursue development of the Tower Site.

(b)

Due Diligence.  Upon receipt of a Due Diligence Commencement Notice, Service Provider shall conduct customary due diligence for such Tower Site (the “Due Diligence”).  The Due Diligence shall include obtaining lien searches, a title commitment, information regarding tax rates and outstanding taxes, information with respect to local zoning laws applicable to the Tower site, an ALTA land survey, a Phase I environmental study, information from the State Historic Preservation Office (“SHPO”) an analysis of the impact of the National Environmental Policy Act (“NEPA”) with respect to such Tower Site and such other due diligence as may be deemed necessary or desirable by Service Provider or which may be requested by MDI.  Upon completion of the Due Diligence, Service Provider shall provide MDI with a written report (the “Due Diligence Report”) in a form approved by MDI, which attaches all of the Due Diligence materials received by Service Provider and which analyzes the Due Diligence results, identifies possible issues with respect to the Tower Site and provides recommendations as to whether development of the Tower Site should take place.  After MDI’s review of each Due Diligence Report, MDI, in its sole discretion, shall notify Service Provider in writing to commence work on the acquisition of the Tower Site (the “Site Acquisition Notice”) or to cease work with respect to the Tower Site.

(c)

Site Acquisition.  Upon receipt from MDI of a Site Acquisition Notice, Service Provider shall approach the Tower Site owner (the “Owner”) and negotiate with the Owner the business terms of a long-term, recordable ground lease between MDI and the Owner (a “Ground Lease”) using MDI’s approved form of ground lease.  Service Provide shall keep MDI informed with respect to the negotiations and provide MDI with all drafts of the Ground Lease for MDI’s review and approval.  The Ground Lease must include provisions providing for any easements or right-of-ways which may be necessary for MDI to access the Tower Site.  All Ground Leases are subject to the final review and approval of MDI, in its sole discretion.  MDI may, in its sole discretion, determine whether it will enter into a Ground Lease negotiated by Service Provider with Owner.

(d)

Zoning and Construction. Upon MDI’s written request, Service Provider shall identify all zoning and construction requirements with respect to each Tower Site (including any permits and variances which MDI may need in connection with each Tower Site) and shall assist MDI to obtain all such permits and variances by, among other things, completing applications for permits or variances, presenting such applications to the appropriate governmental authority, coordinating with appropriate governmental authorities to obtain the approval of any applications submitted and otherwise take such actions as may be necessary in order for MDI to be in compliance with all zoning and construction requirements with respect to the Tower Site.  Upon delivery by Service Provider to MDI of any necessary zoning or construction permits and variances (the “Zoning and Construction Permits”) MDI may, in its sole discretion, request Service Provider to begin negotiations with possible Anchor Tenants (defined below) or may inform Service Provider to cease work with respect to a Tower Site.

(e)

Anchor Tenant.  Upon receipt from MDI of its approval to commence negotiations with a potential tower space licensee who will be the first and primary licensee at a Tower Site (the “Anchor Tenant”) Service Provider shall approach possible Anchor Tenants and negotiate the business terms of a tower space license between MDI and the Anchor Tenant (the “Anchor Tenant License”) using MDI’s approved form of tower space license.  Service Provide shall keep MDI informed with respect to the negotiations and provide MDI with all drafts of the Anchor Tenant License for MDI’s review and approval.  Unless otherwise approved in writing by MDI, the Anchor Tenant License shall be for a minimum term of five (5) years.  All Anchor Tenant Licenses are subject to the final review and approval of MDI, in its sole discretion.  MDI may, in its sole discretion, determine whether it will enter into an Anchor Tenant License negotiated by Service Provider with an Anchor Tenant.

(f)

Construction Management Services.  Service Provider shall serve as MDI’s construction manager during the construction of a tower on each Tower Site and shall coordinate with and supervise all contractors and subcontractors during the construction process to ensure that the tower is built to the specifications identified by MDI.

3.

Fees for Development Services.  In exchange for the performance by Service Provider of the Development Services, MDI will pay to Service Provider the following fees (collectively the “Development Fees”):

(a)

MDI shall pay Service Provider $1,500 for each Due Diligence Commencement Notice issued by MDI to Service Provider following MDI’s review of a Tower Site Report with respect to a Tower Site, within 30 days after delivery of each Due Diligence Commencement Notice. Fee will be broken up as follows: $500 upon completion of the Tower Site Report and the remaining $1,000 upon acceptance of Tower Site Report.

(b)

MDI shall pay Service Provider $2,500 for each completed Due Diligence Report delivered by Service Provider to MDI, within 30 days after delivery of such Due Diligence Report.

(c)

MDI shall pay Service Provider $3,500 within 30 days after the execution of a Ground Lease between MDI and Owner.

(d)

MDI shall pay Service Provider $5,000 within 30 days after Service Provider’s delivery to MDI of all Zoning and Constructions Permits, issued by final order, with respect to a Tower Site.

(e)

MDI shall pay Service Provider $7,500 on the later of (i) 30 days after Service Provider delivers to MDI the Anchor Tenant’s signature to an Anchor Tenant License which has been approved in advance by MDI or (ii) completion of the four milestones described in Section 3(a) through 3(d) above.

(f)

MDI shall pay Service Provider $2,000 within 30 days after completion of the construction of a tower at a Tower Site.

4.

Marketing Services.  Service Provider shall provide the following services to MDI at Service Provider’s sole cost and expense (collectively, the “Marketing Services” and, together with the Development Services, the “Services”):

(a)

Marketing.  Commencing upon execution of a Ground Lease for a Tower Site, Service Provider shall advertise and market such Tower Site to potential tower space licensees.

(b)

License Negotiation.  Service Provider shall negotiate the business terms of tower space licenses between MDI and potential tower space licensees, using MDI’s approved form of tower space license.  Service Provide shall keep MDI informed with respect to the negotiations and provide MDI with all drafts of all tower space licenses being negotiated for MDI’s review and approval.  Unless otherwise approved in writing by MDI, all tower space licenses shall be for a minimum term of five (5) years.  MDI may, in its sole discretion, determine whether it will enter into a tower space license negotiated by Service Provider.  MDI may independently advertise and market the Tower Site and directly enter into tower space licenses with potential tower space licensees without Service Provider’s involvement.  Any such tower space licenses entered into as a result of MDI’s efforts shall not be subject to the Marketing Fees described below.

5.

Fees for Marketing Services.  In exchange for the performance by Service Provider of the Marketing Services, MDI will pay to Service the following fees (the “Marketing Fees”):

(a)

Starting on the date construction of a Tower Site is completed (the “Commencement Date”) and continuing for forty-eight (48) months thereafter (the “Marketing Period”), MDI shall pay Service Provider the amounts described below for each tower space license that “commences” at the Tower Site during the Marketing Period.  As used herein, a tower space license has “commenced” when MDI and the tower space licensee have entered into a binding, written tower space license agreement for an initial term of no less than five (5) years and the first monthly rental payment has been timely made.  Notwithstanding anything to the contrary herein, Service Provider shall not be entitled to any Marketing Fees for the Anchor Tenant License and for any other tower space licenses entered into as a result of MDI’s marketing efforts (collectively the “Excluded Licenses”).

(b)

Upon execution of a tower space license, other than an Excluded License, MDI and Service Provider shall determine the annual cash flow to be generated by such tower space license by calculating the annual rental payments to be made to MDI by the tower space licensee under the tower space license less all tower expenses such as ground rents, taxes, insurance and maintenance (the “Annual TCF”).

(c)

In exchange for the Marketing Services, MDI shall pay Service Provider a single payment an amount equal to four (4) times the Annual TCF for each tower space license,

other than Excluded Licenses, that commences within twelve (12) months after the Commencement Date.  The payment amount shall be equal to three (3) times the Annual TCF for each tower space license, other than Excluded Licenses, that commences between thirteen (13) and twenty-four (24) months after the Commencement Date, two (2) times the Annual TCF for each tower space license, other than Excluded Licenses, that commences between twenty-five (25) and thirty-six (36) months after the Commencement Date and one (1) times the Annual TCF for each tower space license, other than Excluded Licenses, that commences between thirty-seven (37) and forty-eight (48) months after the Commencement Date.

(d)

The marketing payments described herein with respect to a tower space license shall be paid to Service Provider within ten (10) days after such tower space license commences.

(e)

Notwithstanding anything herein to the contrary, the Marketing Period shall terminate upon a sale by MDI of substantially all of its assets or equity and, effective as of the closing date of such transaction, neither MDI nor its successor shall have any obligation to make any further marketing payments to Service Provider for any tower space licenses entered into thereafter.

6.

Term and Termination.  This Agreement commence on the date hereof and continue for a period of one year (the “Initial Term”) and thereafter shall automatically renew in six month intervals (each an “Extended Term” and, together with the Initial Term, the “Term”) unless either party provides written notice to the other party of its intent not to renew at least 30 days prior to the expiration of the then current Term.  In addition, either party may terminate this Agreement at any time and for any reason upon 30 days prior written notice to the other party.

7.

Representations and Warranties of Service Provider.  Service Provider hereby represents and warrants to MDI as follows:

(a)

Service Provider is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and is qualified to do business in each jurisdiction in which a Tower Site is located, to the extent required by law.  Service Provider has the requisite power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby.

(b)

The execution, delivery and performance of this Agreement by Service Provider have been duly authorized and approved by all necessary action of Service Provider and do not require any further authorization or consent of Service Provider.  This Agreement is a legal, valid and binding agreement of Service Provider, enforceable in accordance with its terms, except in each case as such enforceability may be limited by bankruptcy, moratorium, insolvency, reorganization or other similar laws affecting or limiting the enforcement of creditors’ rights generally/

(c)

The execution, delivery and performance by Service Provider of this Agreement does not conflict with any organizational documents of Service Provider or any law,

judgment, order, or decree to which Service Provider is subject, or require the consent or approval of, or a filing by Service Provider with, any governmental or regulatory authority or any third party.

8.

Covenants of Service Provider.  Service Provider covenants to MDI as follows:

(a)

Service Provider shall perform the Services in a professional, timely manner, consistent with any instructions, policies and procedures provided by MDI and consistent with good industry practices and in compliance with all applicable laws.

(b)

Service Provider shall prepare a Tower Site Report exclusively for MDI for each and every Tower Site that Service Provider is considering for development.  Service Provider may not present such Tower Site Reports to any other person or entity without the prior written approval of MDI.

9.

Confidential Information.  Any information obtained by Service Provider concerning the business or affairs of MDI which is not publicly available, including, without limitation, all copyrights, patents, trademarks, trade secrets, business plans, financial information, drawings, models, processes, software, source code and documents (“Confidential Information”) is the property of MDI.  Service Provider shall not use or disclose any Confidential Information without the prior written consent of MDI.  Service Provider shall promptly deliver to MDI at the expiration of the Term, or at any other time MDI may request, all Confidential Information and all memoranda, notes, plans, records, reports, computer tapes, software and other documents and data (and copies thereof) relating to Confidential Information which Service Provider may then possess or have under Service Provider’s control.

10.

Non-Compete, Non-Solicitation.  During the Term and for a period of 24 months thereafter, Service Provider shall not directly or indirectly perform, participate in or in any manner engage in consulting or advisory services with respect to any company that develops, acquires, operates, markets, leases or manages towers within a five (5) mile radius of any current or planned Tower Site of MDI (including any Tower Sites identified by Service Provider pursuant to the terms of this Agreement).  Service Provider agrees that this covenant is reasonable with respect to its duration, geographical area and scope.  During the Term and for a period of 24 months thereafter, Service Provider shall not directly or indirectly (i) solicit, encourage, interview, entice, discuss with or induce or attempt to induce any employee of MDI to leave the employ of MDI, or in any way interfere with the relationship between MDI and any employee thereof, (ii) hire any person who is/was an employee of MDI at any time during the Term, or (iii) induce or attempt to induce any customer, supplier, licensee or other business relation of MDI to cease doing business with MDI, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and MDI.

11.

Enforcement.  If, at the time of enforcement of paragraphs 9 or 10 of this Agreement, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area.

Because Service Provider’s services are unique and because Service Provider has access to Confidential Information, the parties hereto agree that money damage would be an inadequate remedy for any breach of this Agreement.  Therefore, in the event of a breach or threatened breach of this Agreement by Service Provider, MDI, or its successors or assigns, shall be entitled to a decree for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security).

12.

Indemnity.  Service Provider shall be liable for and agrees to pay any and all losses, costs, damages, liabilities and expenses, including reasonable attorneys’ fees and expenses incurred by MDI arising out of Service Provider’s provision of the Services.  In addition, Service Provider shall defend, indemnify and hold harmless MDI from and against any and all losses, costs, damages, liabilities and expenses, including reasonable attorneys’ fees and expenses incurred by MDI arising out of or resulting from (i) any breach by Service Provider of its representations and warranties under this Agreement; (ii) any default by Service Provider of any of its covenant or agreement made under this Agreement; (iii) death or injury of persons, including, but not limited to employees and customers of MDI and Service Provider and any damage or destruction of property related to the provision of the Services by Service Provider.

13.

General Provisions.

(a)

Complete Agreement.  This Agreement embodies the complete agreement and understanding between the parties and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way including, without limitation, the non-binding Term Sheet executed by the parties on June 20, 2011.

(b)

Assignment.  The rights and obligations of Service Provider under this Agreement may not be assigned by Service Provider without the consent of MDI. This Agreement shall inure to the benefit of MDI and its successors and assigns and shall be binding upon Service Provider and its successors and assigns.

(c)

Amendment and Waiver.  No amendment, modification or waiver of this Agreement shall be binding or effective for any purpose unless it is made in a writing signed by the party against whom enforcement of such amendment, modification or waiver is sought.  No course of dealing between the parties to this Agreement shall be deemed to affect or to modify, amend or discharge any provision or term of this Agreement.  No delay on the part of MDI or Service Provider in the exercise of any of their respective rights or remedies shall operate as a waiver thereof, and no single or partial exercise by MDI or Service Provider of any such right or remedy shall preclude other or further exercises thereof.  A waiver of right or remedy on any one occasion shall not be construed as a bar to or waiver of any such right or remedy on any other occasion.

(d)

Notices.  All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing (which shall include notice by facsimile transmission) and shall be deemed to have been duly made and received when personally served, or when delivered by Federal Express or a similar overnight courier service, expenses prepaid, or, if sent by facsimile communications equipment, delivered by such equipment, addressed as set forth below:

(i)

If to Service Provider, then to:

__________________________

__________________________

__________________________

__________________________

(ii)

If to MDI, then to:

Massive Dynamics, Inc

PO Box 10789

Newport Beach, CA 92658

Attention:  Don Calabria

Any party may alter the address to which communications are to be sent by giving notice of such change of address in conformity with the provisions of this Section providing for the giving of notice.

(e)

Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party.

(f)

Acknowledgments.  Service Provider hereby acknowledges and agrees that: (i) Service Provider has been advised by counsel in the negotiation, execution and delivery of this Agreement; (ii) MDI has no fiduciary relationship with or duty to the Service Provider arising out of or in connection with this Agreement or otherwise; (iii) no joint venture is created hereby or otherwise exists by virtue of the transactions contemplated hereby among any of the Service Provider, MDI, or any other party; and (iv) this Agreement does not, and shall not be construed to, grant Service Provider any right to perform any consulting services for MDI.

(g)

Tax Returns.  Service Provider shall file all tax returns and reports required to be filed by Service Provider on the basis that Service Provider is an independent contractor, rather than an employee, as defined in Treasury Regulation § 31.3121(d)-1(c)(2).  Service Provider shall indemnify MDI for the amount of any employment taxes required to be paid by MDI as the result of any failure by Service Provider to pay any taxes.

(h)

Expenses.  Each party shall bear its own expenses in connection with the negotiation, execution and performance of this Agreement and all documents ancillary thereto.

(i)

Choice of Law.  This Agreement will be governed by the internal law of the State of Delaware without regard for the laws of conflicts.

(j)

Counterparts.  This Agreement may be executed in separate counterparts, each of which shall be deemed to be an original and all of which taken together constitute one and the same agreement.

SIGNATURE PAGE TO INDEPENDENT CONTRACTOR AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

MDI:

MASSIVE DYNAMICS, INC

By:

/s/ Don Calabria

Name:    Don Calabria

Title:       President

SERVICE PROVIDER:

CHARLES WHITE

By:

/s/ Charles White

Name:       Charles White

Title: